PROMISSORY NOTE

Note Amount: $109,995

Note Term: 24 months

TERMS

This promissory note (the “Note”) dated as of April 26, 2018 (the “Effective Date”) is between The Giant Beverage Company, Inc., a New York corporation (“Giant”) and Frank Iemmiti and Anthony Iemmiti (collectively referred to herein as the “Holder” or “Iemmiti”), in connection with the purchase agreement between Life on Earth, Inc., f/k/a Hispanica International Delights of America, Inc. (“LFER” or the “Company”,) and Iemmiti providing for the purchase of Giant by LFER. For purposes of this Agreement, Giant refers to the post-closing entity purchased by LFER.

So long as any portion of this Note remains outstanding and unpaid, the Company will comply with the following provisions to which this Note is subject and by which it is governed.

1.For value received, the Company promises to pay to the Holder as the holder hereof, the principal sum of $109,995 (the “Principal Amount”), together with principal and interest set forth in term 1 below.

2.Payments and Term. Principal and Interest shall be payable with amortized monthly payments of $4,925, the first payment of which shall not be due until 60 days after the Effective Date and continuing until repayment of this Note in full, at a rate equal to seven percent (7%) per annum. The first payment shall not be due until 60 days after the Closing of the Purchase Agreement. The Note will mature 2 years from the Issue Date reflected above (the “Maturity Date”). Unless earlier converted, all payments of principal and interest shall be in lawful money of the United States of America. Prepayment of the principal amount of this Note, together with all accrued and unpaid interest on the portion of principal so prepaid, may be made in whole or in part at any time without penalty. The principal and accrued interest may be prepaid with no prepayment penalty.

3. Security. This Note is secured by the assets of Giant.

4. Subordination. This Note is subordinated to the existing debt of Giant reflected in Giant’s Balance Sheet as of July 31, 2017, with the exception of the Wells Fargo and Empire State Bank loans that will be paid off by the Buyer at closing. Additionally, this Note is subordinated to any future debt of Giant as long as the Company has not missed any payments.

5. Assignment. The Company in its sole discretion may assign the Note to a third party.

6. Events of Default. The following shall constitute events of default: (a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or the (as defined below) on the date due and such payment shall not have been made within five (5) days following the date when due:

(a)  Failure to Comply. The Company shall fail to comply in any material respect with the terms, conditions and covenants of the Notes.

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing.

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement.

7. Miscellaneous.

(a) Waivers. The Company hereby waives demand for payment, notice of dishonor, presentment, protest and notice of protest. No failure or delay on the part of the holder of this Note in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof of the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle the Company to any notice or demand in similar or other circumstances.

(b) Amendment. This Note may not be amended or modified, nor may any of its terms be waived, except by written instrument signed by the Parties.

(c) Binding; Successors and Assigns. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining portions of this Note shall not in any way be affected or impaired thereby, and this Note shall nevertheless be binding between the Company and the Holder. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and assigns.

(d) Governing Law; Venue. The terms of this Note shall be construed and governed in all respects by the laws of the State of New York, without regard to principles of conflict of laws. Any and all disputes arising out of or related to this Note or the shall be adjudicated exclusively in the state or federal courts located in New York. Each of the parties hereto submits itself to the jurisdiction of the courts of the State of New York and the Federal courts of the United States located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of the Note, waives any argument that venue in such forums is not convenient and agrees that any actions initiated by either party hereto shall be appropriately venued in such forums.

(e) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient, if not, then on the next business day; (iii) one (1) business day after deposit with a nationally recognized overnight courier designating next business day delivery; or (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All notices and other communications shall be sent to the address or facsimile number as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

(f) Time of the Essence; Remedies. Time is of the essence of this Note. The rights and remedies under this Note are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Holder.

(g) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that replaces the excluded provision and that most nearly effects the parties’ intent in entering into this Note.

(h) Entire Note. This Note constitutes the full and entire understanding, promise and agreement between the Company and the Holder with respect to the subject matter hereof and thereof, and supersede, merge and render void every other prior written and/or oral understanding, promise or agreement between the Company and the Holder with respect to the subject matter hereof and thereof.

(i) Headings. Section headings are inserted herein for convenience only and do not form a part of this Note.

(j) Legal Fees/ Expenses. In the event of a legal dispute between the Parties, each Party will be responsible for its own legal fees and expenses.

IN WITNESS WHEREOF, the parties have executed this NOTE as of the date first written above.

THE GIANT BEVERAGE COMPANY, INC., THE DEBTOR

/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
President

IN WITNESS WHEREOF, the undersigned CREDITOR has executed this Agreement as of the date first above written.

/s/ Frank Iemmiti
Frank Iemmiti

/s/ Anthony Iemmiti
Anthony Iemmiti